                             MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is entered into as of the 28th day of October 1997 by and between Details, Inc., a California corporation (together with each of its direct and indirect subsidiaries becoming party hereto by executing a counterpart signature page hereof, the "Company"), and Bain Capital Partners V, L.P., a Delaware limited partnership ("Bain").

          Whereas, DI Acquisition Corp., a California corporation ("DIA"), the Company and the Company's stockholders are party to that certain Amended and Restated Recapitalization Agreement dated as of October 4, 1997 (the "Recapitalization Agreement") pursuant to which the Company will be recapitalized by means of a merger of DIA with and into the Company (the "Recapitalization");

          Whereas, Bain is providing advisory and other services to the Company in connection with the debt financing (the "Financing") being provided for the Recapitalization;

          Whereas, certain funds (the "Bain Funds") affiliated with Bain are providing equity financing (the "Equity Investments") to DIA in connection with the Recapitalization; and

          Whereas, subject to the terms and conditions of this Agreement, the Company desires to retain Bain to provide certain management and advisory services to the Company, and Bain desires to provide such services;

     Now, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Bain hereby agrees that, during the term of this Agreement (the "Term"), to the extent requested by the Company, it will:

     a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

     b. provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

          i.   advice with respect to the investment of funds; and

          ii. advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company; and

     c.   subject to Section 11 below

          i. identify to the Company any potential business combinations or other strategic actions which it believes, in its sole judgment, the Company might wish to consider pursuing; and

          ii. from time to time notify the Company if it becomes aware of acquisition opportunities which it believes, in its sole judgment, are particularly well-suited for the Company;

          provided, however, that nothing in this Agreement is intended or shall be construed to require Bain to provide information regarding any acquisition opportunity or other transaction or matter with respect to which (A) Bain may have an interest in pursuing, directly or indirectly, for itself or any of its affiliates, associated investment funds or portfolio companies, or clients or (B) Bain has, or believes it may have, any obligation of confidentiality or loyalty to any person or entity other than the Company which obligation would be inconsistent with, or could be compromised by, disclosure of information to (or cooperation with) the Company.

2.   Payment of Fees.  The Company hereby agrees to:

     a. pay to Bain (or an affiliate of Bain designated by it) a fee in the amount of $3.1 million in connection with the structuring of the Financing for the Recapitalization, together with reimbursement of Bain's expenses incurred on behalf of DIA and/or the Company through the Effective Date in connection with the Recapitalization, such fees and expenses being payable by the Company at the closing of the Recapitalization or, if the Recapitalization is not consummated, promptly after the time the Company has abandoned the Recapitalization;

     b. during the Term, pay to Bain (or an affiliate of Bain designated by it) a management fee in an in exchange for the services provided to the Company by Bain, as more fully described in Section 1 of this Agreement, at Bain's customary rates for such services, such fee being payable by the Company quarterly in arrears; and

     c. during the Term, allow Bain to participate in the negotiation and consummation of senior financing for any acquisition transactions by, or recapitalization or refinancing transaction of, the Company or any of its direct or indirect subsidiaries, and pay (or cause one or more of its subsidiaries to pay) to Bain (or an affiliate of Bain designated by it) a fee in connection therewith equal to one percent (1%) of the gross value of such transaction (including all liabilities assumed, retained or otherwise included in such transaction), such fee to be due and payable for the foregoing services at the closing of such transaction, whether or not any such senior financing is actually committed or drawn upon (it being understood and agreed that no such fee shall be due and payable in connection with the placement of permanent financing to replace any bridge financing incurred by the Company in connection with the consummation of the Recapitalization).

     Payments made pursuant to Section 2(a) and 2(c) shall be paid by wire transfer of immediately available federal funds to the account specified on
     Schedule 1 hereto, or to such other account(s) as Bain may specify to the Company in writing prior to such payment. If services shall have been performed hereunder during any period for, or on behalf of, one or more direct or indirect subsidiaries of Details, Inc., the Board of Directors of Details, Inc. shall make a good faith allocation of the fees paid or payable in respect of such period among Details, Inc. and such subsidiaries.

3. Term. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as Bain (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof; and provided further that if the parties agree to terminate this Agreement in connection with a transaction or a series of related transactions involving the sale or other disposition of all or substantially all of the assets or capital stock of the Company, the original term of this Agreement shall be deemed to have been twelve years; and provided further that each of (a) the obligations of the Company under
     Section 4 below, (b) any and all accrued and unpaid obligations of the Company owed under Section 2 above and (c) the provisions of Section 7 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.   Expenses; Indemnification.

     a. Expenses. The Company agrees to pay (or cause one or more of its subsidiaries to pay) on demand all expenses incurred by Bain, the Bain Funds and Bain Capital, Inc. (or any of them) in connection with this Agreement, the Recapitalization and such other transactions and all operations hereunder or in respect of the Equity Investments or otherwise incurred in connection with the Recapitalization or the Company, including but not limited to (i) the fees and disbursements of: (A) Ropes & Gray, special counsel to Bain Capital, Inc. and the Bain Funds, (B) Price Waterhouse LLP, accountant to Bain Capital, Inc. and the Bain Funds, and (C) any other consultants or advisors retained by Bain, Bain Capital, Inc., the Bain Funds or either of the parties identified in clauses (A) and (B) arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or in connection with the Recapitalization, the Financing or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company and any of its subsidiaries), and (ii) any out-of-pocket expenses incurred by Bain in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates.

     b. Indemnity. In consideration of the execution and delivery of this Agreement by Bain and the provision of the Equity Investments by the Bain Funds, the Company hereby agrees to indemnify, exonerate and hold each of Bain, Bain Capital, Inc. and each Bain Fund, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the Recapitalization, the execution, delivery, performance, enforcement or existence of this Agreement or the transactions contemplated hereby (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of Seller, or any of its accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct.

5. Assignment, etc. Except as provided below, neither party shall have the right to assign this Agreement. Bain acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by Bain (other than as provided below) shall be void. Notwithstanding the foregoing, (a) Bain may assign all or part of its rights and obligations hereunder to any affiliate of Bain which provides services similar to those called for by this Agreement, in which event Bain shall be released of all of its rights and obligations hereunder, and (b) the provisions hereof for the benefit of the Bain Funds shall inure to the benefit of their successors and assigns.

6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Bain and Details, Inc. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7.   Miscellaneous.

     a. Effectiveness. This Agreement shall become effective at the Effective Time (as defined in the Recapitalization Agreement).

     b. Subsidiaries. Each person or other entity who shall become a direct or indirect subsidiary of the Company after the date hereof shall become a party hereto and agree to be bound by the terms hereof by executing a counterpart signature page of this Agreement. Each such subsidiary shall thereafter be liable for the payment of the fees and expenses of Bain to the extent set forth in Section 2 hereof.

     c. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     d. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of The Commonwealth of Massachusetts. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The Commonwealth of Massachusetts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be
                                            ----- --- ----------
          transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The Commonwealth of Massachusetts, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

     e. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

8. Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

9. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

     If to the Company, to it at:

          1231 Simon Circle
          Anaheim, CA  92806
          Attention:  Secretary

          With a copy to:

          Bain Capital, Inc.
          Two Copley Place, 7th Floor
          Boston, MA 02116
          Attention:  Ed Conard
                      David Dominik

     If to Bain, to it at:

          Two Copley Place, 7th Floor
          Boston, Massachusetts 02116
          Attention:  Ed Conard
                      David Dominik

          With a copy to:

          Ropes & Gray
          One International Place
          Boston, Massachusetts 02110
          Attention:  Alfred O. Rose

10. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

11.  Disclaimer, Limitation of Liability and Freedom to Pursue Opportunities.

     a. Disclaimer. Bain makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder.

     b. Standard of Care. In no event shall Bain be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission on the part of Bain that does not constitute gross negligence or willful misconduct.

     c.   Freedom to Pursue Opportunities, Etc.   In anticipation that the
          Company and Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company from the services to be provided under this Agreement and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor's duties in determining the full scope of such duties in any particular situation, the provisions of this clause (c) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain). Except as Bain may otherwise agree in writing after the date hereof:

          i. Bain (and its affiliates, associated investment funds, portfolio companies and clients) shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as the Company, including those competing with the Company, and (B) do business with any client or customer of the Company;

          ii. Neither Bain nor any officer, director, employee, partner, affiliate or associated investment fund, portfolio company or client thereof shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and

          iii. In the event that Bain acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and Bain or any other person, neither Bain nor any officer, director, employee, partner, affiliate or associated investment fund, portfolio company or client thereof shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company and, notwithstanding any provision of this Agreement to the contrary, no such person or entity shall be liable to the Company or its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that Bain (or one or more affiliates, associated investment funds or portfolio companies, or clients of Bain) directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company.

     d. Limitation of Liability. In no event will either party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Bain hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


THE COMPANY:                          DETAILS, INC.



                                      By /s/ Lee W. Muse
                                        ----------------------------------------
                                        Title:


BAIN:                                 BAIN CAPITAL PARTNERS V, L.P.

                                      By  Bain Capital Investors V, Inc.,
                                           its general partner


                                          By /s/ David Dominik
                                            ------------------------------------
                                            Title:

                                                                   Schedule 1 to
                                                            Management Agreement
                                                            --------------------



                        Wire Transfer Instructions for
                         Bain Capital Partners V, L.P.



Citibank N.A.
ABA # 021 000 089
For Brown Brothers Harriman
Account # 09250276
To Further Credit:

     Bain Capital Partners V, L.P.
     Acct. #810512-4

                                                            Management Agreement
                                                                October 28, 1997

     In accordance with Section 7(b) of the Management Agreement, dated as of October 28, 1997, between Details Holdings Corp. (f/k/a Details, Inc.) and Bain Capital Partners V, L.P. (as the same has been, and may be, amended, restated, supplemented or otherwise modified from time to time, the "Management Agreement"), the undersigned hereby agrees that as of the date set forth below, it is a party to the Management Agreement and is bound by the terms and provisions thereof as if it were an original party thereto.


                                      DETAILS, INC.



                                      By
                                        -----------------------------------
                                        Title:


Dated as of November 3, 1997

                                                            Management Agreement
                                                                October 28, 1997

     In accordance with Section 7(b) of the Management Agreement, dated as of October 28, 1997, between Details Holdings Corp. (f/k/a Details, Inc.) and Bain Capital Partners V, L.P. (as the same has been, and may be, amended, restated, supplemented or otherwise modified from time to time, the "Management Agreement"), the undersigned hereby agrees that as of the date set forth below, it is a party to the Management Agreement and is bound by the terms and provisions thereof as if it were an original party thereto.


                                      DETAILS CAPITAL CORP.



                                      By
                                        ----------------------------------------
                                        Title:


Dated as of November __, 1997